EX-99.906CERT

CERTIFICATION

Jeffrey Dunham, President, and Denise Iverson, Treasurer of Monthly Distribution Fund; Corporate/Government Bond Fund; High-Yield Bond Fund; Loss Averse Equity Income Fund; Appreciation & Income Fund; Alternative Strategy Fund; Large Cap Value Fund; Alternative Income Fund; Large Cap Growth Fund; Focused Large Cap Growth Fund; Real Estate Stock Fund; International Stock Fund; Small Cap Value Fund; Small Cap Growth Fund and Emerging Markets Stock Fund;

1.

The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2013 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President

Treasurer

Dunham Funds

Dunham Funds.

/s/Jeffrey Dunham

/s/ Denise Iverson

Jeffrey Dunham

Denise Iverson

Date: 1/09/2014

 Date:1/09/14

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Dunham Funds and will be retained by Dunham Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.